INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Stratus Fund, Inc. on Form N-14 of our report dated July 23, 1999 appearing in the Annual Report dated June 30, 1999, and to the reference to us in the Statement of Additional Information, which is a part of such Registration Statement.




DELOITTE & TOUCHE LLP


Lincoln, Nebraska
March 20, 2000